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                                                                  EXHIBIT 99.2

[LOGO OF ENCAD, INC]

                                   ENCAD, INC.

                             1998 STOCK OPTION PLAN
                         NOTICE OF GRANT OF STOCK OPTION

     Notice is hereby given of the following option to purchase shares of the Common Stock of ENCAD, Inc. All capitalized terms in this Notice of Grant shall have the meaning assigned to them herein or in the attached Stock Option Agreement.

     OPTIONEE:                          _______________________

     GRANT DATE:                        _______________________

     EXERCISE PRICE:                    $____________ per share

     NUMBER OF OPTION SHARES:           ________________ shares

     EXPIRATION DATE:                   _______________________

     TYPE OF OPTION:                    Non-Statutory Stock Option

     VESTING SCHEDULE:                  This option shall become exercisable
                                        for the Option Shares in a series of
                                        sixteen (16) successive equal quarterly
                                        installments upon Optionee's completion
                                        of each quarter of Service over the
                                        four (4)-year period measured from the
                                        Grant Date.

     The Optionee understands and agrees that this option is granted subject to, and in accordance with, the terms of the ENCAD, Inc. 1998 Stock Option Plan. Further, the Optionee agrees to be bound by the terms of the Plan and by the terms of this option as set forth in the Stock Option Agreement attached hereto as Exhibit A. The Optionee hereby acknowledges receipt of a copy of the official Plan Summary and Prospectus in the attached hereto as Exhibit B. A copy of the Plan is available upon request made to the Plan Administrator at the Corporation's principal office.

     NO EMPLOYMENT OR SERVICE CONTRACT Nothing in this Notice of Grant or in the attached Stock Option Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason, with or without cause.

ENCAD, INC.                              OPTIONEE


By: __________________________________   By: __________________________________

                                         Address: _____________________________

Dated:________________________________   ______________________________________

ATTACHMENTS                              SOCIAL SECURITY #:____________________
EXHIBIT A - STOCK OPTION AGREEMENT
EXHIBIT B- PLAN SUMMARY AND PROSPECTUS